EXXON MOBIL CORPORATION					EXHIBIT 99.2

3Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings, $M		3Q15	2Q15	1Q15	4Q14	3Q14
Upstream
United States		(442)	(47)	(52)	1,503	1,257
Non-U.S.		1,800	2,078	2,907	3,965	5,159
Total		1,358	2,031	2,855	5,468	6,416
Downstream
United States		487	412	567	(1)	460
Non-U.S.		1,546	1,094	1,100	498	564
Total		2,033	1,506	1,667	497	1,024
Chemical
United States		526	735	605	832	765
Non-U.S.		701	511	377	395	435
Total		1,227	1,246	982	1,227	1,200

Corporate and financing		(378)	(593)	(564)	(622)	(570)
Net income attributable to ExxonMobil (U.S. GAAP)		4,240	4,190	4,940	6,570	8,070

Earnings per common share (U.S. GAAP)		1.01	1.00	1.17	1.56	1.89
Earnings per common share
- assuming dilution (U.S. GAAP)		1.01	1.00	1.17	1.56	1.89

Capital and Exploration Expenditures, $M
Upstream
United States		1,992	2,095	2,120	2,350	2,261
Non-U.S.		4,382	4,651	4,297	6,295	6,163
Total		6,374	6,746	6,417	8,645	8,424
Downstream
United States		242	266	295	422	364
Non-U.S.		344	361	326	610	416
Total		586	627	621	1,032	780
Chemical
United States		452	570	430	449	342
Non-U.S.		217	258	224	322	284
Total		669	828	654	771	626
Other		41	60	12	16	7

Total Capital and Exploration Expenditures		7,670	8,261	7,704	10,464	9,837

Exploration Expense Charged to Income, $M
Consolidated	- United States	45	40	37	52	39
	- Non-U.S.	278	329	274	484	279
Non-consolidated - ExxonMobil share	- United States	-	-	3	7	3
	- Non-U.S.	2	23	8	49	107
Exploration Expenses Charged to Income Included Above		325	392	322	592	428

Effective Income Tax Rate, %		32%	45%	33%	32%	43%

Common Shares Outstanding, millions
At quarter end		4,163	4,169	4,181	4,201	4,235
Average - assuming dilution		4,190	4,200	4,211	4,235	4,267

Total Cash and Cash Equivalents, $G1		4.3	4.4	5.2	4.7	5.0

Total Debt, $G		34.3	33.8	32.8	29.1	21.8

Cash Flow from Operations and Asset Sales, $G
Net cash provided by operating activities		9.2	8.8	8.0	7.5	12.4
Proceeds associated with asset sales		0.5	0.6	0.5	0.2	0.1
Cash flow from operations and asset sales		9.7	9.4	8.5	7.7	12.5

[1] Includes restricted cash of $0.0G in 3Q15, $0.1G in 2Q15, $0.1G in 1Q15, $0.1G in 4Q14, and $0.1G in 3Q14.

EXXON MOBIL CORPORATION

3Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	3Q15	2Q15	1Q15	4Q14	3Q14
liquids, bitumen and synthetic oil, kbd
United States	468	468	472	473	442
Canada / South America	425	364	368	312	295
Europe	197	199	200	190	174
Africa	531	522	519	519	483
Asia	651	685	678	631	601
Australia / Oceania	59	53	40	57	70
Total liquids production	2,331	2,291	2,277	2,182	2,065

Natural gas production available for sale, mcfd
United States	3,094	3,153	3,220	3,371	3,411
Canada / South America	229	262	310	320	272
Europe	1,495	1,718	3,447	3,191	2,192
Africa	7	8	2	2	1
Asia	3,910	4,265	4,282	3,786	4,027
Australia / Oceania	789	722	567	564	692
Total natural gas production available for sale	9,524	10,128	11,828	11,234	10,595

Total worldwide liquids and gas production, koebd	3,918	3,979	4,248	4,054	3,831

Refinery throughput, kbd
United States	1,681	1,702	1,807	1,876	1,835
Canada	391	373	393	373	409
Europe	1,504	1,524	1,473	1,438	1,499
Asia Pacific	687	539	681	470	655
Other Non-U.S.	194	192	192	192	193
Total refinery throughput	4,457	4,330	4,546	4,349	4,591

Petroleum product sales, kbd
United States	2,509	2,548	2,612	2,666	2,697
Canada	501	486	492	489	514
Europe	1,549	1,555	1,536	1,597	1,585
Asia Pacific	781	695	748	644	746
Other Non-U.S.	448	453	426	449	457
Total petroleum product sales	5,788	5,737	5,814	5,845	5,999

Gasolines, naphthas	2,382	2,376	2,363	2,486	2,482
Heating oils, kerosene, diesel	1,908	1,874	1,994	1,926	1,968
Aviation fuels	433	404	410	405	445
Heavy fuels	372	377	395	371	389
Specialty products	693	706	652	657	715
Total petroleum product sales	5,788	5,737	5,814	5,845	5,999

Chemical prime product sales, kt
United States	2,377	2,401	2,321	2,409	2,376
Non-U.S.	3,705	3,677	3,748	3,310	3,873
Total chemical prime product sales	6,082	6,078	6,069	5,719	6,249

EXXON MOBIL CORPORATION

3Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	3Q15 vs. 3Q14	3Q15 vs. 2Q15
Upstream
Prior Period	6,416	2,031
Realization	-5,100	-1,190
Volume / Mix	110	-30
Other	-70	550
Current Period	1,358	1,358
Downstream
Prior Period	1,024	1,506
Margin	1,400	320
Volume / Mix	-280	270
Other	-110	-60
Current Period	2,033	2,033
Chemical
Prior Period	1,200	1,246
Margin	210	160
Volume / Mix	30	40
Other	-210	-220
Current Period	1,227	1,227

Upstream Volume Factor Analysis, koebd
Prior Period	3,831	3,979
Entitlements - Net Interest	-32	-4
Entitlements - Price / Spend / Other	132	-26
Quotas	-	-
Divestments	-17	-4
Growth / Other	4	-27
Current Period	3,918	3,918

Sources and Uses of Funds, $G	3Q15
Beginning Cash	4.4
Earnings	4.2
Depreciation	4.6
Working Capital / Other	0.4
Proceeds Associated with Asset Sales	0.5
PP&E Adds / Investments and Advances	-6.2
Shareholder Distributions	-3.6
Debt / Other Financing	-
Ending Cash	4.3

Notes:
The 3Q15 beginning and ending balances include restricted cash of $0.1G and $0.0G, respectively.
PP&E Adds / Investments and Advances includes PP&E adds of ($6.4G) and net advances of $0.2G.

EXXON MOBIL CORPORATION

3Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Average Realization Data	3Q15	2Q15	1Q15	4Q14	3Q14
United States
ExxonMobil
Crude ($/b)	41.95	54.06	42.20	63.30	89.60
Natural Gas ($/kcf)	2.40	2.31	2.53	3.72	3.93

Benchmarks
WTI ($/b)	46.37	57.84	48.56	73.41	97.48
ANS-WC ($/b)	51.44	62.65	51.95	74.49	101.38
Henry Hub ($/mbtu)	2.77	2.65	2.99	4.04	4.07

Non-U.S.
ExxonMobil
Crude ($/b)	44.91	57.63	47.30	69.49	96.76
Natural Gas ($/kcf)	6.29	6.49	7.53	9.09	8.47
European NG ($/kcf)	6.67	7.06	7.43	8.61	7.64

Benchmarks
Brent ($/b)	50.26	61.92	53.97	76.27	101.85

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the third quarter of 2015.  Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.